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                                January 27, 2005


NOKIA STOCK OPTION PLAN 2005

I TERMS AND CONDITIONS OF STOCK OPTIONS

1. Stock Options to be Issued

1.1. Nokia Corporation ("Company") will issue the maximum of 25 000 000 stock options entitling to the subscription for the maximum of 25 000 000 of the Company's newly issued shares (the "Shares" or "Share" as the case may be) with a par value of EUR 0.06 each.

1.2. The stock options will be offered to selected [personnel] of Nokia Group and to a wholly owned subsidiary of the Company (the "Subsidiary") to be offered to selected personnel of Nokia Group. It is proposed that shareholders' pre-emptive rights to the share subscription be disapplied since the stock options are intended to form a part of the equity based incentive program of Nokia Group.

1.3. The subscription period for the stock options to be issued as defined above will expire as of July 31, 2006 or any earlier date as determined by the Board of Directors of the Company (the "Board of Directors").

2. Stock Option Sub-categories and Lots

2.1. The stock options to be granted will be divided into sub-categories so that the stock options that have equal share subscription price and expiry date of the share subscription period (as defined in Section II.3 below) form one sub-category. The Board of Directors will determine how the stock options to be granted will be divided into the sub-categories. The sub-categories will be denoted with a title that indicates the basis for the pricing and the time of the pricing, for example: "2005 2Q" or "2006 1Q" regarding quarterly priced stock options, or "2005 9M" or "2005 12M" regarding monthly priced stock options.

3. Distribution of Stock Options

3.1. The Board of Directors will resolve on the distribution of the stock options to selected personnel of Nokia Group (the "Participants") and the Subsidiary. The stock options held by the Subsidiary may subsequently be allocated to the Participants in accordance with the resolution of the Board of Directors.

3.2. The Company will notify each Participant of the allocation of stock options to the Participant.

4. Price of the Stock Options

4.1. The stock options will be issued free of charge.

5. Non-Transferability

5.1. The stock options are non-transferable to a third party by the Participant and may be exercised for share subscription only.

5.2. Should the stock options be redeemed pursuant to Section I.6 below, the Company may reallocate the redeemed and priced stock options to other Participants in accordance with the resolution of the Board of Directors.

6. Other Restrictions pertaining to the Stock Options

6.1. Should a Participant cease to be employed by Nokia Group for any reason other than retirement or permanent disability, as defined by the Company, or death, the Company is entitled to redeem free of charge

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those stock options of such Participant for which the share subscription period referred to in Section II.2 has not yet commenced as at the last day of such Participant's employment. In addition, the Company is entitled to redeem free of charge from such Participant those stock options, for which as at the last day of the Participant's employment, the share subscription period has already commenced, but which remain unexercised at such date.

6.2. The Company may resolve that in cases of voluntary and/or statutory leave of absence of the Participant and in other corresponding circumstances the Company has the right to defer the commencement of the share subscription period of the stock options and/or redeem the stock options free of charge from the Participant.

II TERMS AND CONDITIONS OF SHARE SUBSCRIPTION

1. Right to Subscribe for Shares

1.1. Each stock option will entitle the Participant to subscribe for one Share with a par value of EUR 0.06. Pursuant to the share subscriptions the number of shares of the Company may increase by a maximum of 25 000 000 Shares and the share capital of the Company may increase by a maximum of EUR 1 500 000.

1.2. The share subscription with the stock options may take place only after the share subscription period of each respective stock option has commenced.

1.3. The Subsidiary may not exercise the stock options for share subscription.

2. Share Subscription Period and Payment of Shares

2.1. The share subscription period for the stock options to be granted will be determined by the Board of Directors and will begin not earlier than July 1, 2006 and end no later than December 31, 2011.

The stock option sub-categories and lots shall have a staggered schedule of share subscription periods as depicted in the table below. The table illustrates as an example the beginning of the subscription periods for the sub-category "2005 2Q", but the subscription periods for the other sub-categories to be denoted shall commence similarly no later than one year after the end of the quarter, under which the sub-category has been denoted and the price determined. Should the stock option sub-category be denoted on a monthly basis, the subscription period commences in a similar way staggered no later than one year after the end of the month under which the sub-category has been denoted.


----------------------------------------------------------------------------

 Title of            Lot % of the whole           Vesting date for
Sub-category            Sub-category                 the Lot 1)
----------------------------------------------------------------------------
  2005 2Q                   25%                     July 1, 2006
----------------------------------------------------------------------------
  2005 2Q                  6.25%                   October 1, 2006
----------------------------------------------------------------------------
  2005 2Q                  6.25%                   January 3, 2007
----------------------------------------------------------------------------
  2005 2Q                  6.25%                    April 1, 2007
----------------------------------------------------------------------------
  2005 2Q                  6.25%                    July 1, 2007
----------------------------------------------------------------------------
  2005 2Q                  6.25%                   October 3, 2007
----------------------------------------------------------------------------
  2005 2Q                  6.25%                   January 2, 2008
----------------------------------------------------------------------------
  2005 2Q                  6.25%                    April 3, 2008
----------------------------------------------------------------------------
  2005 2Q                  6.25%                    July 3, 2008
----------------------------------------------------------------------------
  2005 2Q                  6.25%                   October 2, 2008
----------------------------------------------------------------------------
  2005 2Q                  6.25%                   January 2, 2009
----------------------------------------------------------------------------
  2005 2Q                  6.25%                    April 2, 2009
----------------------------------------------------------------------------
  2005 2Q                  6.25%                    July 2, 2009
----------------------------------------------------------------------------

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                1) Vesting date is the day when the share subscription period,
                i.e. the right to subscribe for the share in connection with the stock option exercise, commences

2.2. The share subscriptions shall be made to Nordea Bank Finland Plc or another subscription agent, as determined by the Company from time to time. Payment of the Shares subscribed for shall be made to the Company pursuant to the instructions given by the Company, however, always prior to the release of the Shares by the Company. The Company will resolve on all procedural matters applicable to the share subscription and on the payment of the Shares.

3. Subscription Price

3.1. The share subscription prices for the different sub-categories of stock options to be allocated to Participants under the Nokia Stock Option Plan 2005 will regularly be determined and the sub-categories denoted on a quarterly basis. The share subscription price for such sub-categories of stock options will equal to the trade volume weighted average price of the Nokia share on the Helsinki Exchanges during the trading days of the first whole week of the second month (i.e. February, May, August or November) of the respective calendar quarter, based on which the sub-category has been denoted.

3.2. The Board of Directors may resolve that sub-categories be denoted and priced also on a monthly basis. The share subscription price for such stock option sub-categories will equal to the trade volume weighted average price of the Nokia share on the Helsinki Exchanges during the trading days of the first whole week of the respective month, based on which the sub-category has been denoted.

3.3. Should the General Meeting in accordance with the proposal of the Board of Directors decide to distribute a special dividend constituting a deviation to the dividend policy of the Company, the amount of this special dividend will be deducted from the share subscription price, which has previously been determined. The Board of Directors will specify in its proposal for the dividend whether the dividend, or a part of it, is such a special dividend, and will determine the new share subscription price.

4. Shareholder Rights

4.1. Shares will be eligible for dividend with respect to the financial year in which the share subscription takes place. Other shareholder rights will commence on the date on which the share subscription is entered in the Trade Register.

5. Issue of Shares, Convertible Bonds and Stock Options before Share
Subscription

5.1. Should the Company, prior to the share subscription, increase its share capital through an issue of new shares, or issue new convertible bonds or stock options, the Participants will have the same or equal right as the shareholders to participate in such an issue. Equality will be implemented in the manner resolved by the Board of Directors so that the number of Shares, which may be subscribed for with each sub-category, the share subscription prices or both will be amended.

5.2. Should the Company, prior to the share subscription, increase the share capital through a bonus issue, the share subscription ratio will be amended so that the ratio of the share capital to Shares to be subscribed for by virtue of the stock options remains unchanged. Should the new number of Shares, which may be subscribed for by virtue of one stock option, be a share fraction, the fraction will be taken into account by lowering the share subscription price.


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6. Rights of Participants in certain Cases

6.1. Should the Company, before the share subscription, reduce its share capital through redemption of shares, the right to the share subscription of the Participants will be adjusted in the manner specified in the resolution to reduce the share capital.

6.2. Should the Company, before the commencement of the share subscription period, be placed into liquidation, the Participants will be given the right to subscribe for Shares with the stock options, the share subscription period of which has commenced, within a period prior to the commencement of the liquidation as prescribed by the Board of Directors.

6.3. Should the Company resolve to merge with another existing company or with a company to be formed or should the Company resolve to be divided, the Participants will be given the right to subscribe for all the Shares pertaining to their stock options or to convert their stock options into stock options issued by another company or, where a new company will be formed, by the formed company, on such terms and within such a time period prior to the merger or division, as prescribed by the Board of Directors. Following the closing of the merger or division, any rights to subscribe for Shares or to convert the stock options will lapse. The provision stated in this paragraph 6.3. also applies to a merger, in which the Company takes part, and whereby the Company registers itself as a European Company (Societas Europae) in another member state in the European Economic Area. The same also applies, if the Company resolves to restructure itself into a European Company and registers a transfer of its domicile into another member state. This provision constitutes an agreement referred to in Chapter 14, Section 3 of the Companies Act.

6.4. Should the Company, before the end of the share subscription period, make a resolution to acquire its own shares with an offer to all the shareholders, the Company will be obliged to make an equal offer to the Participants in respect of stock options, the share subscription period of which has commenced. If the Company acquires its own shares in any other manner, no measures will need to be taken in relation to the stock options.

6.5. Should a tender offer regarding all shares and stock options issued by the Company be made or should a shareholder under the articles of association of the Company or the Securities Markets Act have the obligation to redeem the shares from the Company's other shareholders, or to redeem the stock options, or should a shareholder have under the Companies Act the right and obligation to redeem the shares from the Company's other shareholders the Participants may, notwithstanding the transfer restriction prescribed under section I.5 above, transfer all of the stock options in their possession to the offeror, or the party under the obligation or right of redemption, as applicable.

6.6. Should a shareholder have under the Companies Act the right to redeem the shares from the other shareholders of the Company, the Participants will have a corresponding obligation to that of the shareholders to transfer all of their stock options for redemption to the redeeming shareholder.

6.7. The Board of Directors may, however, in any of the situations prescribed above in paragraph 6.5 and 6.6, also give the Participants an opportunity to exercise all of the stock options in their possession for share subscription or to convert them into stock options issued by another company on such terms and within such time period prior to the completion of the tender offer or redemption, as prescribed by the Board of Directors. At the close of this period set by the Board of Directors, all rights to a share subscription or to a conversion of stock options shall lapse.

6.8. Should the par value of the Company's share be changed so that the share capital remains unchanged, the number of issued stock options will be amended accordingly so that each stock option will still entitle to subscribe for one Share, and the terms and conditions of the stock options concerning the share subscription will be amended so that the aggregate par value of the Shares to be subscribed for and the aggregate share subscription price remain unchanged.

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                                January 27, 2005

6.9. Should the Company be changed from a public limited company into a private limited company, the terms and conditions of the stock options will not be amended.

III OTHER TERMS AND CONDITIONS

1. These terms and conditions are governed by the laws of Finland. Disputes arising out of the stock options will be settled by arbitration in accordance with the Arbitration Rules of the Finnish Central Chamber of Commerce.

2. In the event of conflict, the Finnish language version of these terms and conditions shall prevail.

3. The Board of Directors is authorized to make other than material amendments to these terms and conditions. The Board of Directors shall resolve on other matters relating to the stock options as well as the Shares. It may also give binding instructions regarding the Participants. The Company has the sole power to interpret these terms and conditions.

4. Any notices to the Participants relating to this stock option plan shall be made in writing, electronically or any other manner as determined by the Company.

5. The Board of Directors may resolve on the transfer of the stock options or part thereof to the book-entry system and on any possible technical amendments resulted thereby to these terms and conditions of the stock options.

6. The documentation for the stock options referred to in the Finnish Companies Act may be viewed at the Company's head office in Espoo, Finland.